UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 5, 2013

SAN LOTUS HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	333-176694	45-2960145
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

3F B302C, No. 185 Kewang Road
Longtan Township, Taoyuan County 325 Taiwan (R.O.C.)
	(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	+866-3-4072339

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2013, San Lotus Holding Inc. (the “Company”) held its 2013 annual meeting of shareholders (the “Annual Meeting”) at which the Company’s shareholders elected six Class I directors to serve two year terms and eight Class II directors to serve for one year terms. At the Annual Meeting, one of the Company’s director nominees, Hsiung Ching-Yi, decided not to sit for election to the board of directors (the “Board”). This left one open seat to the Board. This open seat was filled at the Board of Directors meeting following the Annual Meeting when Hsiao Young-Yi was nominated and then unanimously elected to fill the empty Board seat as a Class II director.

Mr. Hsiao is a strategic planning advisor for the Royal Golf Club in Miaoli County, Taiwan and also serves as a consultant to Golf Digest magazine and Sunshine Golf Utilities Company Limited, positions he has held since 2009. From 2009 until present, Mr. Hsiao has also acted as a consultant to Ke Hutchison International Limited and for the Northeast Asia Foundation for the Advancement of Peace. From 2004 until 2009, Mr. Hsiao was an advisor and consultant to Republic of China Golf Course Business Association. From 1987 to 2004, Mr. Hsiao was a general manager with Blue Bird Golf International Services Co., a golf consulting firm. From 1984 to 1987, Mr. Hsiao was a general manager of sporting goods with Blue Bird Golf Pro Shop Co., Ltd. From 1981 to 1984, Mr. Hsiao worked at the import and foreign exchange branch of Dai-Ichi Kangyo Bank, a Japanese bank, where he was based in Taipei. Mr. Hsiao received his B.A. in Business Administration from National Cheung Kung University in 1979.

At the Board meeting, Chen Li Hsing, the Company’s president and a Class I director, was also elected by the Board to be the Company’s Chairman of the Board.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2013, the Company held its 2013 Annual Meeting, at which the Company’s shareholders (1) elected six Class I directors to the Company’s board of directors (the “Board”) to serve two-year terms or until the election and qualification of their successors; (2) elected eight Class II directors to the Company’s Board to serve one-year terms or until the election and qualification of their successors; and (3) ratified the appointment of KCCW Accountancy Corp. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. These proposals are described in more detail in the Company’s definitive proxy statement dated April 17, 2013. Below are the voting tabulations for each proposal.

Proposal No. 1: Election of six Class I directors

	For	Against or Withheld	Abstain
Chen Tseng Chih Ying	14,176,130	--	--
Chen Li Hsing	14,176,130	--	--
Chen Kuan Yu	14,176,130	--	--
Lin Mu Chen	14,176,130	--	--
Lo Fun Ming	14,176,130	--	--
Yu Chien Yang	14,176,130	--	--

Proposal No. 2: Election of nine Class II directors

	For	Against or Withheld	Abstain
Megan J. Penick	14,176,130	--	--
Luc Moc Thuy	14,176,130	--	--
Chou Shu Hui	14,176,130	--	--
Wu Kuo Chen	14,176,130	--	--
Yang Tai Ming	14,176,130	--	--
Lin Yueh Jung	14,176,130	--	--
Lai Wen Ching	14,176,130	--	--
Teng Wei Yuan	14,176,130	--	--
Hsiung Ching Yi	0	--	--

Proposal No. 3: Ratification of KCCW Accountancy Corp. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013

For	Against	Abstain
14,176,130	--	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN LOTUS HOLDING INC. Registrant

Dated: May 9, 2013	By:	/s/ Chen Tseng Chih Ying
Chen Tseng Chih Ying, Chief Executive Officer and Director (Principal Executive Officer)